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                                                                   Exhibit 10.38

                       FIRST AMENDMENT TO RIGHTS AGREEMENT

        This FIRST AMENDMENT TO RIGHTS AGREEMENT is entered into as of November 15, 1999 (the "Amendment") by and between QUALCOMM INCORPORATED (the "Company") and HARRIS TRUST COMPANY OF CALIFORNIA (the "Rights Agent").

        WHEREAS, the parties hereto are parties to that certain Rights Agreement dated as of September 26, 1995 (the "Rights Agreement"); and

        WHEREAS, the parties wish to amend the Rights Agreement to increase the Purchase Price (as defined in the Rights Agreement) from $250.00 to $1,600.00, as more fully set forth below.

        NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereby agree as follows:

        1. AMENDMENT OF SECTION 7(b). Pursuant to and as permitted by Section 27 of the Rights Agreement, Section 7(b) of the Rights Agreement shall be deleted and replaced in its entirety with the following:

        "(b) The Purchase Price for each one one-hundredth of a Preferred Share pursuant to the exercise of a Right shall be one thousand six hundred dollars ($1,600.00), shall be subject to adjustment from time to time as provided in Sections 11, 13 and 27 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below; provided, however, that such Purchase Price shall be reduced to $400.00 effective as of the day following the filing with the Delaware Secretary of State of a Certificate of Amendment of the Company's Restated Certificate of Incorporation to effect the four-for-one stock split of the Common Shares approved by the Company's Board of Directors on November 2, 1999, subject to stockholder approval of such stock split."

        2. MISCELLANEOUS.

               (a) Except as expressly amended hereby, the Rights Agreement shall remain in full force and effect in accordance with its terms.

               (b) This is Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

               (c) This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


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        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Rights Agreement to be duly executed as of the day and year first set forth above.

QUALCOMM INCORPORATED               HARRIS TRUST COMPANY OF CALIFORNIA

By: /s/ Richard Sulpizio            By: /s/ Neil Rosso
Name: Richard Sulpizio              Name: Neil Rosso
Title: President                    Title: Assistant Vice President

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